EXHIBIT (J)(1)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to the Registration Statement (1933 Act File No. 33-71320) of Eaton Vance Municipals Trust II on Form N-1A of our reports dated March 8, 2002 for Florida Insured Municipals Portfolio, Hawaii Municipals Portfolio and Kansas Municipals Portfolio, and Eaton Vance Florida Insured Municipals Fund, Eaton Vance Hawaii Municipals Fund and Eaton Vance Kansas Municipals Fund (the "Funds") for the year ended January 31, 2002 included in the Annual Report to Shareholders of the Funds.

     We also consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information, which are part of this Registration Statement.




                                  /s/ Deloitte & Touche LLP
                                  DELOITTE & TOUCHE LLP

May 23, 2002
Boston, Massachusetts